As filed with the Securities and Exchange Commission on January 15, 2002

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Southern Natural Gas Company

(Exact name of registrant as specified in its charter)

Delaware	63-0196650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

El Paso Building 1001 Louisiana Street Houston, Texas 77002 (713) 420-2600	Peggy A. Heeg, Esq. El Paso Building 1001 Louisiana Street Houston, Texas 77002
(713) 420-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

G. Michael O’Leary Andrews & Kurth Mayor, Day, Caldwell & Keeton, L.L.P. 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200	Kelly J. Jameson, Esq. El Paso Building 1001 Louisiana Street Houston, Texas 77002 (713) 420-2017

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered(1)(2)	per unit(3)	price(2)(3)	registration fee

Debt Securities	$200,000,000	100%	$200,000,000	$47,800(3)

(1)	Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is part of this registration statement constitutes a combined prospectus that relates to the $200,000,000 of the debt securities registered hereunder and $100,000,000 of debt securities previously registered pursuant to the Registration Statement on Form S-3, No. 333-47959 that remain unsold (for which a registration fee of $29,500 was paid).

(2)	Or, (i) if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to $200,000,000 United States dollars or (ii) if any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent to $200,000,000 United States dollars at the time of initial offering.

(3)	Exclusive of accrued interest, if any. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this registration statement is a combined prospectus relating also to approximately $100 million of securities previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-47959) and not issued, which other registration statement, as amended, previously filed by Southern Natural Gas Company, has been declared effective.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to completion, dated January 15, 2002

PRELIMINARY PROSPECTUS

$300,000,000

Southern Natural Gas Company

Debt Securities

       Southern Natural Gas Company may offer and sell in one or more offerings unsecured debt securities consisting of senior notes and debentures and/or other unsecured evidences of indebtedness in one or more series.

     The aggregate initial offering price of the debt securities that we offer by this prospectus will not exceed $300 million. We will offer the debt securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings.

     We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2002

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. Under this shelf process, we may sell our debt securities described in this prospectus in one or more offerings up to a total offering amount of $300 million. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the debt securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

      In this prospectus, references to “Southern Natural Gas,” “we,” “us” and “our” mean Southern Natural Gas Company. References to “El Paso” mean El Paso Corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      We have made statements in this prospectus, any accompanying prospectus supplement and in documents that are incorporated by reference into this document that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of our operations. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmental matters, pending proceedings with, or the effects of rulings of, the Federal Energy Regulatory Commission or applicable state regulatory agencies, future economic performance, operating income, cost savings, management’s plans and goals and objectives for future operations. These forward-looking statements generally are accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “expect,” “should” or similar expressions. You should understand that these forward-looking statements are necessarily estimates reflecting the best judgment of our senior management, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

      Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that have been incorporated by reference into this document. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

      All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We will not publicly release any revisions to these forward-looking statements reflecting events or circumstances after the date of this prospectus or reflecting the occurrence of unanticipated events, unless the securities laws require us to do so.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the debt securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

      In addition, we file reports and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s public reference room, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

      You may also obtain copies of this information by mail at prescribed rates from the SEC’s public reference room, at the address above. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including our parent company, El Paso, that file electronically with the SEC. The address of that site is http://www.sec.gov.

      The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

      We incorporate by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. Some of these filings have been amended by later filings, which are also listed.

•	Annual Report on Form 10-K, for the year ended December 31, 2000

•	Quarterly Reports on Form 10-Q, for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001

•	Current Report on Form 8-K filed February 6, 2001 and February 14, 2001

      We incorporate by reference additional documents that we may file with the SEC until the registration statement of which this prospectus is a part is declared effective. We also incorporate by reference additional documents that we may file with the SEC until all of the securities offered by this prospectus have been sold. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

      You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC’s public reference room or web site at the addresses provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

Southern Natural Gas Company

Office of Investor Relations
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
Telephone No.: (713) 420-2600

      We have not authorized anyone to give any information or make any representation that differs from, or adds to, the information in this document or in our documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

      If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

      The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

SOUTHERN NATURAL GAS COMPANY

      We are a Delaware corporation organized in 1935 and a wholly owned subsidiary of El Paso Corporation, a Delaware corporation. El Paso is engaged, through us and other subsidiaries, in energy-related activities. Our principal business is the interstate transmission of natural gas. We and our subsidiaries own approximately 8,200 miles of interstate pipeline. Our interstate pipeline systems have a design capacity of approximately 2.8 Bcf/d of natural gas. Our interstate pipeline systems extend from gas fields in Texas, Louisiana, Mississippi, Alabama and the Gulf of Mexico to markets in Louisiana, Mississippi, Alabama, Florida, Georgia, South Carolina and Tennessee. We also own a liquefied natural gas receiving terminal and participate in a gas storage joint venture.

      Our principal executive offices are in the El Paso Building, located at 1001 Louisiana Street, Houston, Texas 77002, and our telephone number at that address is (713) 420-2600.

USE OF PROCEEDS

      We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes unless we specify otherwise in an applicable prospectus supplement. We may invest any funds we do not require immediately for general corporate purposes in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

						Nine Months
						Ended
	Year Ended December 31,					September 30,

	1996	1997	1998	1999	2000	2000	2001

Ratio of Earnings to Fixed Charges	4.5	5.8	5.5	2.2	4.7	4.7	3.8

For the purposes of computing this ratio, earnings means income from continuing operations before:

•	income taxes;

•	interest expense, not including interest on rate refunds;

•	amortization of debt costs;

•	that portion of rental expense which we believe to represent an interest factor; and

•	adjustment to equity earnings to reflect actual distributions from equity investments.

Fixed charges means the sum of the following:

•	interest costs, not including interest on rate refunds;

•	amortization of debt costs; and

•	that portion of rental expense which we believe to represent an interest factor.

DESCRIPTION OF THE DEBT SECURITIES

      Any debt securities we offer will be our direct, unsecured and unsubordinated general obligations. The debt securities will be senior debt securities and will be issued under an indenture, dated as of June 1, 1987, between us and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as indenture trustee, as supplemented through the date of this prospectus.

      We have summarized selected provisions of the indenture below. The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the debt securities. The indenture has been filed as an exhibit to the registration statement.

General

      The debt securities will be our direct, unsecured obligations. The debt securities will rank equally with all of our other senior and unsubordinated debt.

      A prospectus supplement and a supplemental indenture or resolution of our board of directors relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title, type and denominations, if other than $1,000 and any integral multiple thereof, of the debt securities;

•	whether the debt securities are to be issued in whole or in part in permanent global form and, if so, the conditions under which some may be exchanged for registered securities;

•	the total principal amount of the debt securities and the currency, if other than U.S. dollars, in which such notes are denominated;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of and premium, if any, on the debt securities will be payable, the terms on which any such maturity date may be extended and the place or places where the principal of, and premium, if any, will be payable;

•	the interest rate which the debt securities will bear, or the method by which such rate shall be determined, the dates from which interest shall accrue and the interest payment dates for the debt securities;

•	any optional redemption periods;

•	our obligation, if any, to redeem, purchase or repay any of the debt securities, and any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any changes to or additional events of defaults or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	the currency or currencies, including composite currencies, with which payments shall be made, if other than U.S. currency;

•	if the amount of any payments on the debt securities may be determined by reference to an index, the manner for determining same;

•	any events of default with respect to such series;

•	the application of the defeasance provision of the indenture to the debt securities;

•	any additional restrictive covenants; and

•	any other terms of the debt securities.

      The indenture does not limit the amount of debt securities that may be issued. The indenture allows debt securities to be issued up to the principal amount that we may authorize and may be in any currency or currency unit we designate.

      Debt securities of a series may be issued in registered or global form, without coupons.

Denominations

      The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each, or multiples of $1,000.

      Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be denominated in U.S. dollars and payments of principal, premium, if any, and interest will be made in U.S. dollars. The principal, premium, if any, and interest on the debt securities denominated in any other specified currency will be payable by us in the specified currency, unless otherwise specified with respect to debt securities of that series. If the specified currency for a note is other than U.S. dollars, we will (unless otherwise specified in the applicable prospectus supplement) appoint an agent (referred to as the “exchange rate agent”) to determine the exchange rate for converting all payments in respect of such medium note into U.S. dollars. Unless otherwise specified in the applicable supplement. JPMorgan Chase Bank will act as the exchange rate agent.

Limitation on Liens

      The indenture provides that we will not, nor will we permit our restricted subsidiaries to, create, assume, incur or suffer to exist any lien upon any principal property, whether owned on the date of the indenture or thereafter acquired, to secure any of our debt or any other person (other than the senior debt securities issued under the indenture), without causing all of the debt securities outstanding under the indenture to be secured equally and ratably with, or prior to, the new debt so long as the new debt is so secured. This restriction does not prohibit us from creating the following:

•	purchase money mortgages and preexisting mortgages (whether or not assumed) on acquired property;

•	liens on property acquired or constructed by us or a restricted subsidiary and created within one year after the later of the completion of the acquisition or construction or the commencement of operation of the project;

•	liens of our restricted subsidiaries outstanding at the time they become restricted subsidiaries;

•	liens created by us or our restricted subsidiaries to secure funded indebtedness of ours or any restricted subsidiary which in the aggregate does not exceed 15% of our “consolidated net tangible assets,” as defined in the indenture;

•	liens on certain equipment, inventory and contract rights;

•	any lien on coal, geothermal resources, natural gas, liquefied natural gas or synthetic fuel owned by us or any restricted subsidiary;

•	liens securing short-term indebtedness;

•	various public, governmental grantors’ liens and encumbrances;

•	liens arising in connection with production payments, reserved interests and other similar transactions;

•	leases and easements; and

•	various other liens.

      The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with this covenant with respect to that series of debt securities.

      In the indenture, the term “restricted subsidiary” is defined to mean an operating subsidiary, substantially all of the business of which is carried on, in the continental United States, the primary business of which consists of exploration for, or purchase, development, storage, conservation, processing, production or transmission of, natural gas, oil or other hydrocarbons or reserves thereof, and all of the shares of capital stock of which at the time outstanding are owned by us or other restricted subsidiaries; provided, that once an operating subsidiary has become a restricted subsidiary, it remains a restricted subsidiary so long as at least a majority of the outstanding shares of its capital stock having ordinary voting rights is so owned.

Events of Default

      “Event of default” when used in the indenture, means any of the following with respect to a series of debt securities:

•	default in the payment of any installment of interest on any debt securities of that series when due, continued for 30 days;

•	default in the payment of principal or premium, if any, on any debt securities of that series when due;

•	default in the payment or satisfaction of any sinking fund obligation with respect to debt securities of that series when due;

•	failure to observe or perform any other covenant (other than a covenant included in the indenture for the benefit of any series of debt securities other than that series) for 90 days, or 30 days in certain cases, after notice by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of such series;

•	certain events of default on other funded indebtedness of us or our restricted subsidiaries;

•	certain events of bankruptcy, insolvency or reorganization with respect to us or our restricted subsidiaries; or

•	any other event of default set forth in the prospectus supplement applicable to that series of debt securities.

      An event of default with respect to a particular series of debt securities issued under the indenture will not necessarily be an event of default with respect to any other series of debt securities issued thereunder. In case an event of default shall occur and be continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the series then outstanding may declare the principal (or, if the debt securities of such series are discounted debt securities, the portion of the principal as may be specified in the terms of that series) of such series and the interest accrued thereon to be due and payable immediately.

      The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any default resulting in acceleration of maturity of the debt securities of such series but only if all defaults with respect to such series have been remedied and all payments due (other than by acceleration) with respect to such series have been made. Prior to acceleration of maturity of a particular series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may on behalf of the holders of all debt securities of such series waive any past default under the indenture and its consequences, except a default in the payment of interest or premium, if any, on or the principal of any of the debt securities of such series.

      Please read the prospectus supplement relating to each series of debt securities that are discounted debt securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of the discounted debt securities upon the occurrence of an event of default.

Modification of Indenture

      Except for some modifications and amendments that are not adverse to holders of outstanding debt securities, we and the trustee may modify and amend the indenture only with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indenture which is affected by the modification or amendment, provided that no modification or amendment may: (1) change the stated maturity date of the principal of, or any interest on, any debt security, reduce the principal amount of, or the interest or premium, if any, on any debt security (including in the case of a discounted debt security the amount payable upon acceleration of the maturity thereof or provable in bankruptcy), change the currency of payment of principal of or interest, or premium, if any, on any debt security, or impair the right to institute suit for the enforcement of any payment of the principal of, and premium, if any, and interest on any debt security, without the consent of the holder of the debt security; or (2) reduce the percentage of debt securities that are required to consent to modify or amend the indenture without the consent of the holders of all affected securities.

Defeasance and Covenant Defeasance

      The indenture provides that, if and to the extent that the provisions of Article Fifteen of the indenture are made applicable to the debt securities of any series and certain conditions are met, we may elect either or both (1) to be discharged from any and all obligations with respect to that series of debt securities, or “defeasance,” (except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) or (2) to be released from our obligations described above under “Limitation on Liens” with respect to those debt securities, or “covenant defeasance,” and any omission to comply with those obligations will not constitute an event of default with respect to debt securities of that series, upon the irrevocable deposit with the trustee of funds which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on that series of debt securities, and any mandatory sinking fund or analogous payments on them, on the scheduled due dates.

      Under current federal income tax law, in the event we elect defeasance it is likely that any deposit with the trustee of funds as described above and discharge of the indenture with respect to any series of debt securities will be treated as a taxable exchange of that series of debt securities for interests in the trust. In that event, a holder of the debt securities will recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust, and then will be required to include in income a share of the income, gain and loss of the trust. Purchasers of debt securities should consult their own tax advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the federal income tax law.

      In the event we elect covenant defeasance with respect to debt securities of any series, and the debt securities of that series are declared due and payable because an event of default occurs (other than the event of default described above in the fourth bullet point under “Events of Default”), the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities when payments of principal, premium, if any, and interest are accelerated due the event of default. However, we will remain liable for those payments.

      The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Consolidation, Merger or Sale

      Nothing in the indenture prohibits our consolidation or merger with or into any other corporation, or the sale or conveyance of substantially all of our properties to any other person (including any subsidiary), without the consent of the holders of the debt securities, provided that the successor assumes all of our obligations under the indenture and the debt securities and we meet certain other conditions.

Payment and Transfer

      Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by check mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

      We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

Global Securities

      We may issue one or more series of the debt securities as permanent global debt securities deposited with a depositary. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company (DTC) acts as depositary.

      Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

      Ownership of beneficial interests in a global debt security is limited to participants that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

      We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

      Neither we, the trustee nor any of our respective agents, will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

      A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

      Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and integral multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

      Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

      We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

      DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The Trustee

      JPMorgan Chase Bank, formerly The Chase Manhattan Bank, trustee for Southern Natural Gas and for El Paso under other indentures, has from time to time made loans to Southern Natural Gas and has performed other services for Southern Natural Gas and El Paso in the normal course of its business.

      The indenture requires us to file annually with the trustee a certificate as to the absence of default and as to compliance with the terms of the indenture. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default (except in payment of principal, premium, if any, or interest or in payment of any sinking fund obligation) if it considers it in the interest of the holders of the debt securities to do so.

      Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the indenture provides that the trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of the holders of the debt securities unless those holders have offered to the trustee reasonable indemnity. Subject to those provisions for indemnification and certain other rights of the trustee, the indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

PLAN OF DISTRIBUTION

      We may sell our debt securities through agents, underwriters or dealers, or directly to purchasers.

      We may designate agents to solicit offers to purchase our debt securities.

•	We will name any agent involved in offering or selling our debt securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters of any of our debt securities that they offer or sell.

      We may use one or more underwriters in the offer or sale of our debt securities.

•	If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our debt securities.

•	We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriters will use our prospectus supplement to sell our debt securities.

      We may use a dealer to sell our debt securities.

•	If we use a dealer, we, as principal, will sell our debt securities to the dealer.

•	The dealer will then sell our debt securities to the public at varying prices that the dealer will determine at the time it sells our debt securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

      We may directly solicit offers to purchase our debt securities, and we may directly sell our debt securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

      We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

      We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our debt securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the debt securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our debt securities under delayed delivery contracts will be entitled to receive.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, Southern Natural Gas or El Paso in the ordinary course of business.

      All debt securities offered will be a new issue of debt securities with no established trading market. Any underwriter to whom debt securities are sold for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give you any assurance as to the liquidity of or the trading markets for any debt securities.

LEGAL MATTERS

      The legality of the debt securities will be passed upon for us by Andrews & Kurth Mayor, Day, Caldwell & Keeton L.L.P., Houston, Texas. If the debt securities are being distributed in an underwritten offering, the validity of the debt securities will be passed on for the underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$47,800

Trustee’s Fees and Expenses	10,000

Printing and Engraving Expenses	100,000

Accountants’ Fees and Expenses	25,000

Counsel Fees and Expenses	25,000

Rating Agency Fees	10,000

Miscellaneous	7,000

Total	$224,800

Note:	All of the above expenses, other than the registration fee, are estimated.

ITEM 15. Indemnification of Directors and Officers.

      Section (9) of Article Fifth of the Restated Certificate of Incorporation of Southern Natural Gas, as amended, contains the following provision:

“(9) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended.

“The Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each person who is or was a director or officer of the Corporation in the event that he was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. This right to indemnification conferred by this Section (9) shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on the directors and officers of the Corporation by this Section (9) shall be a contract right.

“Unless otherwise determined by the Board of Directors of the Corporation, the Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each person who is or was an employee or agent of the Corporation in the event that he was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

“The rights and authority conferred in this Section (9) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or by the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

“Neither the amendment nor repeal of this Section (9), nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Section (9), shall eliminate or reduce the effect of this Section (9) in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.”

      Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

      Southern Natural Gas has purchased directors and officers liability insurance which would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

      El Paso Corporation, the parent company of Southern Natural Gas, maintains directors’ and officers’ liability insurance which provides for payment, on behalf of the directors and officers of El Paso and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933 for acts or omissions by such persons while acting as directors or officers of El Paso and/or its subsidiaries, as the case may be.

ITEM 16. Exhibits.

Exhibit
No.		Description of Exhibit

*1.	1	— Form of Underwriting Agreement
**4.	1
— Indenture dated June 1, 1987 between the Company and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as Trustee; First Supplemental Indenture, dated as of September 30, 1997, between the Company and the Trustee; and Second Supplemental Indenture dated as of February 13, 2001, between the Company and the Trustee

**5.	1	— Opinion of Andrews & Kurth Mayor, Day, Caldwell & Keeton L.L.P. as to the legality of the Debt Securities
**12.	1	— Computation of Ratio of Earnings to Fixed Charges
**23.	1	— Consent of PricewaterhouseCoopers LLP
23.	2	— Consent of Andrews & Kurth Mayor, Day, Caldwell & Keeton L.L.P. (included in Exhibit 5.1)
24.	1	— Powers of Attorney (included on signature page)
**25.	1	— Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank

*	To be filed on a Current Report on Form 8-K in connection with a specific offering.

**	Filed herewith.

ITEM 17. Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of January, 2002.

SOUTHERN NATURAL GAS COMPANY

By:	/s/ JOHN W. SOMERHALDER II

John W. Somerhalder II
Chairman of the Board

      Each person whose individual signature appears below hereby authorizes John W. Somerhalder II and Greg G. Gruber, and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments and any new Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. SOMERHALDER II (John W. Somerhalder II)	Chairman of the Board and Director	January 15, 2002

/s/ JAMES C. YARDLEY (James C. Yardley)	President and Director, (Principal Executive Officer)	January 15, 2002

/s/ GREG G. GRUBER (Greg G. Gruber)	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 15, 2002

EXHIBIT INDEX

Exhibit
No.		Description of Exhibit

*1.	1	— Form of Underwriting Agreement
**4.	1
— Indenture dated June 1, 1987 between the Company and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as Trustee; First Supplemental Indenture, dated as of September 30, 1997, between the Company and the Trustee; and Second Supplemental Indenture dated as of February 13, 2001, between the Company and the Trustee

**5.	1	— Opinion of Andrews & Kurth Mayor, Day, Caldwell & Keeton L.L.P. as to the legality of the Debt Securities
**12.	1	— Computation of Ratio of Earnings to Fixed Charges
**23.	1	— Consent of PricewaterhouseCoopers LLP
23.	2	— Consent of Andrews & Kurth Mayor, Day, Caldwell & Keeton L.L.P. (included in Exhibit 5.1)
24.	1	— Powers of Attorney (included on signature page)
**25.	1	— Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, formally known as The Chase Manhattan Bank

*	To be filed on a Current Report on Form 8-K in connection with a specific offering.

**	Filed herewith.